Exhibit 22
AMENDMENT TO
BRIDGE LOAN AGREEMENT
     This Amendment, dated January 31, 2010 (“Amendment”) is made to a Bridge Loan Agreement (“Agreement”) dated July 29th, 2009 between NYTEX Energy Holdings, Inc., a Delaware Corporation whose offices are located at 12222 Merit Drive, Suite 1850, Dallas, Texas 75251 (“NYTEX”), and
Elaine Parrish, whose address is
3205 Executive Circle
Farmers Branch, TX 75234 (“Lender”).
     WHEREAS, NYTEX utilized bridge loan proceeds from the Agreement to acquire and initiate development on certain producing oil and gas leases located in Moore, Hutchinson and Carson Counties, Texas (“Panhandle Field Property”), and
     WHEREAS, pursuant to Exhibit A of the Agreement, Lender provided to NYTEX a six (6) month bridge loan in the principal amount of $50,000.00, with interest accruing at the rate of 25% per annum, and
     WHEREAS, pursuant to Exhibit C of the Agreement, NYTEX provided Lender with collateral security for Lender’s principal amount, such collateral being the Panhandle Field Property.
     NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and upon and subject to the terms and conditions set in this Amendment, the parties hereto agree as follows:
     The second sentence of the second paragraph of Exhibit A to the Agreement shall be amended to read as follows: “NYTEX shall pay Lender a minimum of $20,000.00 towards interest and principal by May 15, 2010, an additional $20,000.00 towards interest and principal by June 5, 2010 with the remaining interest and principal paid in full by June 19, 2010.
     The following paragraph shall be added as the last paragraph in Item 11. “Collateral” of Exhibit C to the Agreement shall be amended to read as follows:
     NYTEX shall have the right to sell fractional, non-operating working interest participation in the collateral provided that NYTEX continues to own sufficient working interest ownership equal to the following proportion: the total dollar amount of outstanding principal owed to all Panhandle Field Property Lenders divided by $950,000 and the resulting quotient multiplied by 73%, the original amount of working interest acquired by NYTEX in the collateral property.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

NYTEX Energy Holdings, Inc.

/s/ Michael Galvis	Date: January 31, 2010

By: Michael Galvis, CEO

Lender: Elaine Parrish

/s/ Elaine Parrish	Date: January 31, 2010

AMENDMENT TO
BRIDGE LOAN AGREEMENT
     This Amendment, dated January ______, 2010 (“Amendment”) is made to a Bridge Loan Agreement (“Agreement”) dated July 29th, 2009 between NYTEX Energy Holdings, Inc., a Delaware Corporation whose offices are located at 12222 Merit Drive, Suite 1850, Dallas, Texas 75251 (“NYTEX”), and
Karen Kelly, whose address is
1812 Villanova Drive
Richardson, Texas 75081 (“Lender”).
     WHEREAS, NYTEX utilized bridge loan proceeds from the Agreement to acquire and initiate development on certain producing oil and gas leases located in Moore, Hutchinson and Carson Counties, Texas (“Panhandle Field Property”), and
     WHEREAS, pursuant to Exhibit A of the Agreement, Lender provided to NYTEX a six (6) month bridge loan in the principal amount of $50,000.00, with interest accruing at the rate of 25% per annum, and
     WHEREAS, pursuant to Exhibit C of the Agreement, NYTEX provided Lender with collateral security for Lender’s principal amount, such collateral being the Panhandle Field Property.
     NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and upon and subject to the terms and conditions set in this Amendment, the parties hereto agree as follows:
     The second sentence of the second paragraph of Exhibit A to the Agreement shall be amended to read as follows: “All outstanding principal and interest shall be paid in full on or before July 31, 2010”.
     The following paragraph shall be added as the last paragraph in Item 11. “Collateral” of Exhibit C to the Agreement shall be amended to read as follows:
     NYTEX shall have the right to sell fractional, non-operating working interest participation in the collateral provided that NYTEX continues to own sufficient working interest ownership equal to the following proportion: the total dollar amount of outstanding principal owed to Lender divided by $950,000 and the resulting quotient multiplied by the original amount of working interest acquired by NYTEX in the collateral property.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

NYTEX Energy Holdings, Inc.

/s/ Michael Galvis	Date: January 29, 2010

By: Michael Galvis, CEO

Lender: Karen Kelly

/s/ Karen Kelly	Date: January 29, 2010

MODIFICATION, RENEWAL AND EXTENSION AGREEMENT

STATE OF TEXAS	§	KNOW ALL MEN BY THESE PRESENTS:

COUNTIES OF CARSON,
MOORE AND HUTCHINSON	§
WHEREAS, NYTEX Energy Holdings, Inc., a Delaware corporation (the “Undersigned”) being legally obligated to pay the hereinafter described Promissory Note, said note being in the original principal amount of SIX HUNDRED THOUSAND DOLLARS ($600,000.00) dated July 29, 2009, executed by NYTEX Energy Holdings, Inc., made payable to Doolan Family First Ltd. Partnership (“Lender”);
WHEREAS, which note was issued pursuant to that certain Bridge Loan Agreement dated July 29, 2009 (the “Loan Agreement”) and is more fully secured by a Pledge and Security Agreement dated July 29, 2009 and a MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (the “Mortgage”), dated of even date herewith, from NYTEX Energy Holdings, Inc. and NYTEX Petroleum Inc., to Terry I. Cross, Trustee for the benefit of Lender;
WHEREAS, the Undersigned now desires to modify, refinance, renew, extend and/or rearrange the time or manner of payment of said note and to extend and carry forward said liens on the property encumbered by such liens.
NOW THEREFORE, Doolan Family First Ltd. Partnership, the legal owner and holder of said note and the liens securing payment of the same, in consideration of the premises and at the request of the Undersigned., who, by execution hereof, hereby consent to the terms and conditions hereof, has agreed to modify, refinance, renew, extend and/or rearrange the time or manner of payment of said note as hereinafter set forth, the Undersigned hereby renews said note and indebtedness and promises to pay to the order of Doolan Family First Ltd. Partnership, whose mailing address is 618 Sorita Circle, Rockwall, Texas 75032, the unpaid balance as of May 15, 2010 of said note being in the amount of Five Hundred Twenty-Five Thousand, Two Hundred Sixty-Two and 00/100 Dollars ($525,262.00) together with interest as herein specified until paid, as follows:
Annual Interest Rate on Unpaid Principal from Date of this Modification, Renewal and Extension: Eighteen Percent (18%).
Notwithstanding anything set forth herein or in the Mortgage, and provided that there has not occurred and is continuing an Event of Default (defined in the Mortgage), the Undersigned is authorized to sell undivided interests in the Mortgaged Properties (defined in the Mortgage) free and clear of the Liens of the Mortgage under the following conditions (any such sale is a “Permitted Sale”):

(a)	Each Permitted Sale shall be of an equal undivided interest in all of the Mortgaged Properties.

(b)	Each Permitted Sale shall be for cash and Lender shall receive in immediately available funds 64% (i.e., 80% of 80%) of the gross sales price received for the sold interest for application to the Obligations (defined in the Mortgage) on the day the Permitted Sale is made.

(c)	The subject Permitted Sale does not reduce the interest of Mortgagor in the Mortgaged Properties to an undivided working interest percentage (determined on an 8/8ths basis) less than the percentage calculated by first dividing the total amount of outstanding principal owed to Mortgagor by 600,000 and then secondly multiplying such quotient by 73%.
No transfer of an overriding royalty, production payment, net profits interest, carried interest or interest other than an expense bearing working interest that meets the conditions set forth above will constitute a Permitted Sale. Lender will execute such documents as are required to acknowledge and accommodate any Permitted Transfers, including executing any partial release of liens that may be required; provided, however, Lender shall pay all expenses arising in connection with any partial release, including without limitation, all reasonable attorneys’ fees incurred by Lender in connection with such release.
If under any circumstances the aggregate amounts paid on the note include amounts which by law are deemed interest and which would exceed the maximum, nonusurious amount of interest which could lawfully have been collected on the note, Undersigned stipulates that such payment and collection will have been and will be deemed to have been the result of mathematical error on the part of both Undersigned and Lender or the holder of the note, and the party receiving such excess payments shall promptly refund the amount of such excess (to the extent only of such interest payments above the maximum non-usurious amount which could lawfully have been collected and retained) upon discovery of such error by the party receiving such payment or notice thereof from the party making such payment.
The principal indebtedness evidenced by the note and all interest accrued thereon shall be payable on or before September 1, 2010. If any installment provided for in the Bridge Loan Agreement or hereunder, either of principal or interest, is not paid when due, then the Lender may, at its option, without notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity) or demand, subject to the Bridge Loan Agreement, declare the note at once matured, due and payable in full, and in such case the entire amount of unpaid principal hereunder and accrued interest thereon shall immediately become due and payable.
If default is made in the payment of the note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, Undersigned agrees to pay reasonable attorneys’ fees and other costs of collection.
Undersigned and any and all endorsers, guarantors and sureties severally waive notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity), demand, presentment for payment, protest and the filing of suit hereon for the purpose of fixing liability and consent that the time of payment hereof may be extended and reextended from time to time without notice to them or any of them. Undersigned may at any time pay the full amount or any part of the note without the payment of any premium or fee.
THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.
Effective February 1, 2010.

NYTEX Energy Holdings, Inc.		Doolan Family First Ltd. Partnership

By:	/s/ Michael Galvis	By:	/s/ Martin P. Doolan

President			General Partner

MODIFICATION, RENEWAL AND EXTENSION AGREEMENT

STATE OF TEXAS	§	KNOW ALL MEN BY THESE PRESENTS:

COUNTIES OF CARSON,
MOORE AND HUTCHINSON	§
WHEREAS, NYTEX Energy Holdings, Inc., a Delaware corporation (the “Undersigned”) being legally obligated to pay the hereinafter described Promissory Note, said note being in the original principal amount of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) dated July 29, 2009, executed by NYTEX Energy Holdings, Inc., made payable to TBD Associates (“Lender”);
WHEREAS, which note was issued pursuant to that certain Bridge Loan Agreement dated July 29, 2009 (the “Loan Agreement”) and is more fully secured by a Pledge and Security Agreement dated July 29, 2009 and a MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (the “Mortgage”), dated of even date herewith, from NYTEX Energy Holdings, Inc. and NYTEX Petroleum Inc., to Terry I. Cross, Trustee for the benefit of Lender;
WHEREAS, the Undersigned now desires to modify, refinance, renew, extend and/or rearrange the time or manner of payment of said note and to extend and carry forward said liens on the property encumbered by such liens.
NOW THEREFORE, TBD Associates, the legal owner and holder of said note and the liens securing payment of the same, in consideration of the premises and at the request of the Undersigned., who, by execution hereof, hereby consent to the terms and conditions hereof, has agreed to modify, refinance, renew, extend and/or rearrange the time or manner of payment of said note as hereinafter set forth, the Undersigned hereby renews said note and indebtedness and promises to pay to the order of TBD Associates, whose mailing address is c/o Doolan Family First Partnership, 618 Sorita Circle, Rockwall, Texas 75032, the unpaid balance of said note May 15, 2010 being in the amount of One Hundred Thirty-Two Thousand, Fifty-Eight and 00/100 Dollars ($132,058.00) together with interest as herein specified until paid, as follows:
Annual Interest Rate on Unpaid Principal from Date of this Modification, Renewal and Extension: Eighteen Percent (18%).
Notwithstanding anything set forth herein or in the Mortgage, and provided that there has not occurred and is continuing an Event of Default (defined in the Mortgage), the Undersigned is authorized to sell undivided interests in the Mortgaged Properties (defined in the Mortgage) free and clear of the Liens of the Mortgage under the following conditions (any such sale is a “Permitted Sale”):

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(a)	Each Permitted Sale shall be of an equal undivided interest in all of the Mortgaged Properties.

(b)	Each Permitted Sale shall be for cash and Lender shall receive in immediately available funds 64% (i.e., 20% of 80%) of the gross sales price received for the sold interest for application to the Obligations (defined in the Mortgage) on the day the Permitted Sale is made.

(c)	The subject Permitted Sale does not reduce the interest of Mortgagor in the Mortgaged Properties to an undivided working interest percentage (determined on an 8/8ths basis) less than the percentage calculated by first dividing the total amount of outstanding principal owed to Mortgagor by 600,000 and then secondly multiplying such quotient by 73%.
No transfer of an overriding royalty, production payment, net profits interest, carried interest or interest other than an expense bearing working interest that meets the conditions set forth above will constitute a Permitted Sale. Lender will execute such documents as are required to acknowledge and accommodate any Permitted Transfers, including executing any partial release of liens that may be required; provided, however, Lender shall pay all expenses arising in connection with any partial release, including without limitation, all reasonable attorneys’ fees incurred by Lender in connection with such release.
If under any circumstances the aggregate amounts paid on the note include amounts which by law are deemed interest and which would exceed the maximum, nonusurious amount of interest which could lawfully have been collected on the note, Undersigned stipulates that such payment and collection will have been and will be deemed to have been the result of mathematical error on the part of both Undersigned and Lender or the holder of the note, and the party receiving such excess payments shall promptly refund the amount of such excess (to the extent only of such interest payments above the maximum non-usurious amount which could lawfully have been collected and retained) upon discovery of such error by the party receiving such payment or notice thereof from the party making such payment.
The principal indebtedness evidenced by the note and all interest accrued thereon shall be payable on or before September 1, 2010. If any installment provided for in the Bridge Loan Agreement or hereunder, either of principal or interest, is not paid when due, then the Lender may, at its option, without notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity) or demand, subject to the Bridge Loan Agreement, declare the note at once matured, due and payable in full, and in such case the entire amount of unpaid principal hereunder and accrued interest thereon shall immediately become due and payable.
If default is made in the payment of the note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on the same, Undersigned agrees to pay reasonable attorneys’ fees and other costs of collection.
Undersigned and any and all endorsers, guarantors and sureties severally waive notice (including, without limitation, notice of intention to accelerate maturity and/or notice of acceleration of maturity), demand, presentment for payment, protest and the filing of suit hereon for the purpose of fixing liability and

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consent that the time of payment hereof may be extended and reextended from time to time without notice to them or any of them. Undersigned may at any time pay the full amount or any part of the note without the payment of any premium or fee.
THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.
Effective February 1, 2010.

NYTEX Energy Holdings, Inc.		TBD Associates

By:	/s/ Michael Galvis	By:	/s/ Thomas P. Doolan

President			President / General Partner

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